  Exhibit 10.03

Shengxin (Shanghai) Management Consulting Limited Partnership

Senior Secured Promissory Note

$2,981,259.26	Issue Date: March 30, 2018

For Value Received, and subject to the terms and conditions set forth herein, Shengxin (Shanghai) Management Consulting Limited Partnership (“SMC”) hereby unconditionally promises to pay to the order of ACM Research (Shanghai), Inc. or its assigns (the “Holder,” and together with SMC, the “Parties”), the principal amount of $2,981,259.26 (the “Loan”), together with all accrued interest thereon, as provided in this Senior Secured Promissory Note (this “Note”). This Note is being issued pursuant to the terms of a Warrant Exercise Agreement, dated as of the Issue Date hereof, by and among SMC, the Holder and ACM Research, Inc. (the “Warrant Exercise Agreement”).

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Default” means any of the events specified in Section 5 that constitutes an Event of Default or that, upon the giving of notice, the lapse of time or both pursuant to Section 5 would, unless cured or waived, become an Event of Default.

“Event of Default” has the meaning set forth in Section 5.

“Law,” as to any person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement (including any authoritative interpretation thereon) of any government of any nation or any political subdivision thereof (whether at the national, state, territorial, provincial, municipal or any other level), or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government, whether now or hereafter in effect, in each case, applicable to or binding on such person or any of its properties or to which such person or any of its properties is subject.

“Maturity Date” means the earlier of (a) August 17, 2023 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 6.

2. Payment Dates; Optional Prepayments.

2.1 Payment Dates. The aggregate unpaid amount of the Loan, all accrued and unpaid interest on the Loan, and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.2 Optional Prepayments. SMC may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the amount of the Loan to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

2.3 Offset. Upon the occurrence of an Event of Default, the Holder may, by notice to SMC, elect to apply any amount that is payable under this Note and that is the subject of such Event of Default to pay by offset all or a portion of the amounts outstanding under the SMC Investment (as defined in the Warrant Exercise Agreement), whether then due or by prepayment.

3. Interest.

3.1 Interest Rate. Except as otherwise provided herein, the outstanding amount of the Loan shall bear interest at a rate of 3.01% per annum from the date the Loan was made until the Loan is paid in full, whether at the Maturity Date, upon acceleration, by prepayment or otherwise.

3.2 Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at the Maturity Date, by acceleration, or otherwise, such overdue amount shall bear interest at the rate of 12.0% per annum from the date of such non-payment until such amount is paid in full.

3.3 Computation of Interest. All computations of interest shall be made on the basis of a year of 365 days and the actual number of days elapsed. Interest shall accrue on the Loan on the day it is made, and shall not accrue on the Loan for the day on which it is paid.

3.4 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Holder to SMC under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

4. Payment Mechanics. Subject to Subsection 2.3, payment of the Loan and interest thereon shall be made in lawful money of the United States of America no later than 5:00 p.m., Pacific time, on the date on which such payment is due by wire transfer of immediately available funds to the Holder’s account at a bank specified by the Holder in writing to SMC from time to time.

5. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

5.1 Failure to Pay. SMC fails to pay (a) any amount of the Loan when due or (b) interest or any other amount when due and such failure continues for five days.

5.2 Bankruptcy.

(a) SMC commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or SMC makes a general assignment for the benefit of its creditors.

(b) There is commenced against SMC any case, proceeding or other action of a nature referred to in Subsection 5.2(a) that (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of thirty days.

(c) There is commenced against SMC any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that has not been vacated, discharged, or stayed or bonded pending appeal within thirty days from the entry thereof.

(d) SMC takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Subsection 5.2(a), (b) or (c).

(e) SMC is generally not able to, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

5.3 Judgments. One or more judgments or decrees shall be entered against SMC and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty days from the entry thereof.

5.4 Breach. SMC defaults in any material respect in its performance of any material covenant or obligation required to be performed or satisfied by it under this Note or the Warrant Exercise Agreement.

6. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may at its option, by written notice to SMC, declare the entire amount of the Loan, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable, provided, however, that, if an Event of Default described in Subsection 5.2 shall occur, the amount of the Loan, and accrued interest thereon, shall become immediately due and payable without any notice, declaration or other act on the part of the Holder.

7. Security. As security for its obligations hereunder and under the Warrant Exercise Agreement, SMC has granted to the Holder a continuing security interest in all right, title and interest in and to the Warrant Shares (as defined in the Warrant Exercise Agreement). The existence of such security shall not limit any other rights or remedies that the Holder may have in an Event of Default hereunder. SMC hereby irrevocably authorizes the Holder at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by SMC hereunder, without the signature of SMC where permitted by law.

8. Miscellaneous.

8.1 Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing and in accordance with the Warrant Exercise Agreement.

8.2 Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Delaware.

8.3 Submission to Jurisdiction.

(a) SMC hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the state courts of Delaware and the U.S. District Court for the District of Delaware and (ii) submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against SMC in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Subsection 8.3 shall affect the right of the Holder to (i) commence legal proceedings or otherwise sue SMC in any other court having jurisdiction over SMC or (ii) serve process upon SMC in any manner authorized by the laws of any such jurisdiction.

8.4 Venue. SMC irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Subsection 8.3 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.5 Waiver of Jury Trial. SMC HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

8.6 Successors and Assigns. This Note may not be assigned or transferred by the Holder or SMC without the prior written consent of the other Party. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

8.7 Waiver of Notice. SMC hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

8.8 Interpretation. For purposes of this Note: (a) the words “include” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Unless the context otherwise requires, references herein (x) to an agreement, instrument or other document mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (y) to a statute mean such statute as amended from time to time and include any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

8.9 Amendments. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

8.10 Headings. The headings of the various Sections and Subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

8.11 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Holder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.12 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

8.13 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

In Witness Whereof, SMC has caused this Note to be signed in its name as of the Issue Date written above.

Shengxin (Shanghai) Management Consulting Limited Partnership

By: /s/ Jian Wang
Name: Jian Wang
Title: General Partner

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